Exhibit 99.1

VSE Awarded Contract by U.S. Army for R2-3G Program Support

ALEXANDRIA, Va.--(BUSINESS WIRE)--July 29, 2010--VSE Corporation (NASDAQ: VSEC) announced today that its Federal Group business unit was awarded a prime contract, receiving one of several new multiple award omnibus contracts to continue work under U.S. Army CECOM’s Rapid Response (“R2”) replacement program known as “Rapid Response-Third Generation (R2-3G).”

VSE will compete for task orders under the Indefinite Delivery/Indefinite Quantity (IDIQ) R2-3G contract over the five-year period of performance. VSE’s Federal Group and its Communications Engineering Division (CED) will perform and manage the work, which is anticipated to include an undetermined amount of follow-on work from the original R2 contract, in addition to potential new requirements. The VSE Team consists of multiple subcontractors to support contract requirements.

VSE CEO Maurice “Mo” Gauthier said, “We believe this award following protests filed by VSE and other offerors underscores both the strength of our proposal and our exceptional past performance under the R2 contract. We are pleased that with this new award, we are in the position to offer and expand our technical support services to the Warfighter. However, given uncertain DoD work requirements, the expanded number of awardees, and resulting uncertainty of the amount of work that we will either perform directly or manage as subcontract work, it is very difficult to assess our level of future revenues and the potential financial impact on the company. We look forward to continuing to work with our Army customers and the ongoing success of this important Army program.”

About VSE’s Federal Group

Federal Group provides engineering, advanced technology, prototyping, technical, management and integrated logistics support services to U.S. military branches and other government agencies. Federal Group also specializes in providing full life-cycle engineering, logistics, maintenance, and refurbishment services to extend and enhance the life of existing equipment. Support also includes providing worldwide field maintenance and logistics support services for a wide variety of military vehicles and equipment in austere environments. For more information about Federal Group’s services, please see the VSE Corporation website at www.vsecorp.com or contact Randy Hollstein at (703) 329-3206.

About VSE

VSE is a diversified Federal Services company of choice with over 50 years of experience in solving issues of global significance with integrity, agility, and value. VSE is dedicated to making our clients successful by delivering talented people and innovative solutions for logistics, engineering, IT services, construction management and consulting. For additional information on VSE services and products, please see the Company's web site at www.vsecorp.com or contact Randy Hollstein, VSE Corporate Vice President of Sales and Marketing, at (703) 329-3206.

VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings with the U.S. Securities and Exchange Commission for further information and analysis of VSE’s financial condition and results of operations. The public filings include additional discussion about the status of specific customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short and long term business challenges and opportunities.

Safe Harbor

This news release contains statements that to the extent they are not recitations of historical fact, constitute “forward looking statements” under federal securities laws. All such statements are intended to be subject to the safe harbor protection provided by applicable securities laws. For discussions identifying some important factors that could cause actual VSE results to differ materially from those anticipated in the forward looking statements in this news release, see VSE’s public filings with the Securities and Exchange Commission, including VSE’s annual report on Form 10-K for the year ended December 31, 2009 and subsequent reports filed with the Securities and Exchange Commission.

CONTACT:
VSE Corporation
News Contact:
Sylvia Gethicker, 703-329-4610
or
Investor Relations:
Keren Ackerman, 703-329-4605